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SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
UBIQUITEL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

May 1, 2002

Dear Shareholder:

        You are cordially invited to attend the 2002 annual meeting of shareholders of UbiquiTel Inc., which we will hold on Thursday, May 30, 2002, at 9:00 a.m., local time, at the Philadelphia Marriott West Hotel, 111 Crawford Avenue, West Conshohocken, Pennsylvania.

        At the annual meeting, we will ask you to vote on the following matters:

  1.
  To elect two Class II directors, each for a three-year term ending in 2005;

  2.
  To approve UbiquiTel's employee stock purchase plan; and

  3.
  To act on any other matters that properly come before the meeting or any adjournment or postponement of the meeting.

        The UbiquiTel board of directors unanimously recommends that you vote for the nominees for director and for the approval of the UbiquiTel employee stock purchase plan.

        Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and return your proxy.

                      Sincerely,

                      Donald A. Harris
                       Chairman, President and Chief Executive Officer

        This proxy statement is dated May 1, 2002 and is first being mailed to UbiquiTel shareholders on or about May 1, 2002.

UBIQUITEL INC.
One West Elm Street, Suite 400
Conshohocken, Pennsylvania 19428

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 30, 2002

To the shareholders of UbiquiTel Inc.:

        We will hold the 2002 annual meeting of shareholders of UbiquiTel Inc. on Thursday, May 30, 2002, at 9:00 a.m., local time, at the Philadelphia Marriott West Hotel, 111 Crawford Avenue, West Conshohocken, Pennsylvania, for the following purposes:

  1.
  To elect two Class II directors, each for a three-year term ending in 2005;

  2.
  To approve UbiquiTel's employee stock purchase plan; and

  3.
  To act on any other matters that properly come before the meeting or any adjournment or postponement of the meeting.

        These items of business are described in detail in the accompanying proxy statement. Only holders of record of shares of UbiquiTel common stock at the close of business on April 19, 2002, the record date of the annual meeting, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

        A list of shareholders entitled to vote at the annual meeting will be available for examination by UbiquiTel shareholders, for any purpose germane to the meeting, during ordinary business hours beginning 10 days prior to the date of the annual meeting, at UbiquiTel's executive offices at One West Elm Street, Suite 400, Conshohocken, Pennsylvania.

        Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held at a brokerage firm or bank, you must provide them with instructions on how to vote your shares.

                      By Order of the Board of Directors,

                      Patricia E. Knese
                       Secretary

Conshohocken, Pennsylvania
May 1, 2002

UBIQUITEL INC.
One West Elm Street, Suite 400
Conshohocken, Pennsylvania 19428

PROXY STATEMENT

        This proxy statement contains information related to our 2002 annual meeting of shareholders to be held on Thursday, May 30, 2002, at 9:00 a.m., local time, at the Philadelphia Marriott West Hotel, 111 Crawford Avenue, West Conshohocken, Pennsylvania and at any adjournments or postponements thereof. The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy, are first being mailed to shareholders is May 1, 2002. We are furnishing this proxy statement to shareholders of UbiquiTel as part of the solicitation of proxies by UbiquiTel's board of directors for use at the annual meeting. You should review this information in conjunction with our 2001 annual report to shareholders which accompanies this proxy statement.

TABLE OF CONTENTS

About the Meeting	1
Security Ownership of Certain Beneficial Owners, Directors and Executive Officers	4
Election of Class II Directors	6
Our Board of Directors	8
Executive Compensation	11
Performance Graph	18
Certain Transactions	19
UbiquiTel's 2002 Employee Stock Purchase Plan	19
Relationship with Independent Auditors	22
Fees Paid to our Independent Auditors	23
Miscellaneous	23
Shareholder Proposals	24
Other Matters	24

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At the annual meeting, we are asking shareholders:

  •
  to elect two Class II directors, each for a three-year term ending in 2005;
  •
  to approve the UbiquiTel Inc. 2002 employee stock purchase plan, for which 1,000,000 shares of our common stock have been reserved for issuance; and

  •
  to act on any other matters that properly come before the meeting or any adjournment or postponement of the meeting.

Who is entitled to notice of, and to vote at the meeting?

        You are entitled to vote, in person or by proxy, at the annual meeting if you owned shares of UbiquiTel common stock as of the close of business (5:00 p.m., EST) on the record date, April 19, 2002. On the record date, 81,116,465 shares of our common stock were issued and outstanding and held by approximately 157 holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the annual meeting.

Who can attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

        If a majority of the shares of our common stock outstanding on the record date is represented either in person or by proxy at the annual meeting, a quorum will be present at the annual meeting. Shares held by persons attending the annual meeting but not voting, and shares represented in person or by proxy and for which the holder has abstained from voting, will be counted as present at the annual meeting for purposes of determining the presence or absence of a quorum.

        A broker who holds shares in nominee or "street name" for a customer who is the beneficial owner of those shares may be prohibited from giving a proxy to vote those shares on any proposal to be voted on at the annual meeting without specific instructions from such customer with respect to such proposal. Accordingly, if a broker receives voting instructions from a customer with respect to one or more, but not all, of the proposals to be voted on at the annual meeting, the shares beneficially owned by such customer will not constitute "votes cast" or shares "entitled to vote" with respect to any proposal for which the customer has not provided voting instructions to the broker. These so-called "broker non-votes" will be counted as present at the annual meeting for purposes of determining whether a quorum exists.

How do I vote?

        If you complete and properly sign the accompanying proxy card, and return it to us in the enclosed return envelope as soon as possible, it will be voted as you direct. If you are a registered shareholder and you attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

        All shares of our common stock represented by properly executed proxies received before or at the annual meeting will, unless revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by such proxy card will be voted "FOR" the nominees for Class II directors and "FOR" the proposal to approve UbiquiTel's employee stock purchase plan. You are urged to mark the box on your proxy to indicate how to vote your shares.

Can I vote by telephone or electronically?

        If your shares are held in "street name," please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

        The deadline for voting by telephone or electronically is 11:59 p.m. on May 29, 2002.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy card bearing a later date. The powers of the proxy holders will be suspended if you are a holder of record and attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

        If your shares are held in "street name," you should contact the institution that holds your shares to change your vote.

What are the board's recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The board recommends a vote:

  •
  "FOR" the election of the two nominees for Class II directors. See "ELECTION OF CLASS II DIRECTORS," page 6; and
  •
  "FOR" the approval of UbiquiTel's employee stock purchase plan. See "UBIQUITEL'S 2002 EMPLOYEE STOCK PURCHASE PLAN," page 19.

        We do not expect that any other matters will be brought before the annual meeting. If, however, other matters are properly presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters, including any proposal to adjourn or postpone the annual meeting. No proxy that is voted against all of the proposals will be voted in favor of any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies.

What vote is required to approve each item?

        Election of Class II Directors.    The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting is required for the election of the Class II directors. A properly executed proxy marked "withhold authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

        Employee Stock Purchase Plan.    The affirmative vote of the holders of a majority of all shares casting votes, either in person or by proxy, at the annual meeting is required to approve UbiquiTel's employee stock purchase plan. This approval is required for purposes of compliance with the requirements for employee stock purchase plans under Section 423 of the Internal Revenue Code. Abstentions and "broker non-votes" will have the same effect as a vote against this proposal.

        Other Items.    In the event other items are properly brought before the annual meeting, the affirmative vote of a majority of the votes cast, either in person or by proxy, at the meeting will be required for approval. A properly executed proxy marked "abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

        As of the record date, our directors and executive officers and their affiliates owned and were entitled to vote approximately 16,473,000 shares of our common stock, which represented approximately 20% of our common stock outstanding on that date. We currently anticipate that all of these persons will vote their and their affiliates' shares in favor of the proposals.

What are the effects of "broker non-votes"?

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

Who pays for the preparation of the proxy and soliciting proxies?

        We will pay the cost of preparing, assembling and mailing the proxy statement and the accompanying notice of annual meeting, proxy card and annual report to shareholders. In addition to the use of mail, our directors, officers and employees and those of our subsidiaries may solicit proxies by telephone or other electronic means or in person. These persons will not receive additional compensation for soliciting proxies. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and we will reimburse them for reasonable out-of-pocket expenses.

Can I see a list of shareholders entitled to vote?

        Any shareholder of record as of the record date may examine a complete list of shareholders entitled to vote at the annual meeting so long as it is for a purpose germane to the annual meeting. Such a list will be available in these circumstances, during ordinary business hours, at our executive offices located at One West Elm Street, Suite 400, Conshohocken, Pennsylvania for a period of ten days prior to the annual meeting and at the meeting itself.

What should I have received to enable me to vote?

        Your package from us should contain this proxy statement, the accompanying notice of annual meeting, a proxy card, and our 2001 annual report to shareholders. This package is being mailed on or about May 1, 2002.

How can I obtain additional copies?

        If you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

UbiquiTel Inc. One West Elm Street, Suite 400 Conshohocken, Pennsylvania 19428 Attention: Investor Relations	or	American Stock Transfer & Trust Company 59 Maiden Lane New York, New York 10038 Telephone: (212) 936-5100

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

        The table below sets forth information regarding the beneficial ownership of UbiquiTel's common stock as of April 15, 2002, by the following individuals or groups:

  •
  each person or entity who is known by us to own beneficially more than 5% of our common stock;
  •
  each of our directors and nominees for directors;
  •
  each of our named executive officers; and
  •
  all of our directors, director nominees and named executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of UbiquiTel's common stock that are subject to stock options and warrants that are presently exercisable or exercisable within 60 days of April 15, 2002 are deemed to be outstanding and beneficially owned by the person holding the stock options or warrants for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

        Unless indicated otherwise below, the address of our directors and executive officers is c/o UbiquiTel Inc., One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428. Except as indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Ownership
The Ponderosa Telephone Co.(1)	6,250,756	7.7
Donald A. Harris(2)(16)	5,751,802	6.9
Credit Suisse First Boston(3)	5,005,435	6.2
Bruce E. Toll(4) BRU Holding Co., LLC	4,387,850	5.4
Franklin Resources, Inc.(5)	4,350,400	5.4
Robert A. Berlacher(6) Lancaster Investment Partners, L.P.	2,708,550	3.3
Joseph N. Walter(7) The Walter Group, Inc.	2,539,404	3.1
Eve M. Trkla(8)(15)	1,387,857	1.7
Peter Lucas(9) CBT Wireless Investments, L.L.C.	1,123,040	1.4
Dean E. Russell(10)(16)	335,000	*
Matthew J. Boos(11)(15)	151,943	*
James J. Volk(16)	92,500	*
Andrew W. Buffmire(12)(16)	57,000	*
Patricia E. Knese(13)(16)	21,750	*
James E. Blake(14)	14,167	*
All directors, director nominees and executive officers as a group (12 persons)	18,570,863	22.3

*
Less than 1%.
(1)
The address of The Ponderosa Telephone Co. is 47034 Road 201, P.O. Box 21, O'Neals, California 93645. Matthew J. Boos, a director of UbiquiTel, is the general manager of The Ponderosa Telephone Co.
(2)
Includes 1,690,000 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 15, 2002. Also includes 240,000 shares held by the Harris Family Trust, 21,000 shares held in equal amounts by individual custodial trusts for Mr. Harris' three minor children and 1,000 shares held in an individual retirement account of Mr. Harris' spouse, as to which shares Mr. Harris, a director of UbiquiTel, disclaims beneficial ownership.
(3)
Information presented is based on a Schedule 13G/A dated February 12, 2002 by Credit Suisse First Boston, on behalf of the investment banking business of the Credit Suisse First Boston business unit. The Schedule 13G/A indicates that Credit Suisse First Boston beneficially owns and has shared voting and dispositive power over the shares of UbiquiTel common stock. The address of Credit Suisse First Boston is Uetlibergstrasse 231, P.O. Box 900, CH-8070 Zurich, Switzerland.
(4)
Includes 7,500 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 15, 2002. Also includes 4,192,850 shares held by BRU Holding Co., LLC. Mr. Toll, a director of UbiquiTel, is the sole member of BRU Holding Co., LLC. Of such shares held by BRU Holding Co., LLC, 187,500 shares are subject to a PEACS variable share forward agreement. The address of Mr. Toll and BRU Holding Co., LLC is 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006.
(5)
Information presented is based on a Schedule 13G dated February 14, 2002 by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. The Schedule 13G indicates that Franklin Advisers, Inc. beneficially owns and has sole voting and dispositive power over 4,350,400 shares of our common stock. According to the Schedule 13G, Franklin Advisers, Inc. advises one or more open or closed-end investment companies or other managed accounts which beneficially own the shares. The Schedule 13G further indicates that each of Franklin Resources, Inc. ("FRI"), as the parent holding company of the adviser, Charles B. Johnson, as a principal shareholder of FRI, and Rupert H. Johnson, Jr., as a principal shareholder of FRI, beneficially own the 4,350,400 shares of our common stock. Each of the reporting persons disclaims beneficial ownership of the shares. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403.
(6)
Includes 7,500 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 15, 2002. Also includes 2,001,000 shares held by Lancaster Investment Partners, L.P. Mr. Berlacher, a director of UbiquiTel, is

  President of LIP Advisors, Inc., the general partner of Lancaster Investor Partners, L.P. The address of Mr. Berlacher and Lancaster Investment Partners, L.P. is 1150 First Avenue, Suite 600, King of Prussia, Pennsylvania 19406.

(7)
Includes 7,500 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 15, 2002. Also includes 2,531,904 shares held by The Walter Group, Inc. Mr. Walter, a director of UbiquiTel, is a principal of The Walter Group, Inc. and may be deemed to be the beneficial owner of the shares held by The Walter Group, Inc. Mr. Walter disclaims beneficial ownership of such shares. The address of Mr. Walter and The Walter Group, Inc. is 120 Lakeside Avenue, Suite 300, Seattle, Washington 98122.
(8)
The address of Ms. Trkla, a director of UbiquiTel, is 55 Tozer Road, Beverly, Massachusetts 01915. Includes 7,500 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 15, 2002. Also includes 1,380,357 shares held by the spouse of Ms. Trkla, as to which shares Ms. Trkla disclaims beneficial ownership.
(9)
Includes 7,500 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 15, 2002. Also includes 1,115,540 shares held by CBT Wireless Investments, L.L.C. Mr. Lucas, a director of UbiquiTel, serves as the general manager of CBT Wireless Investment, L.L.C. and has investment power over the shares, as to which shares Mr. Lucas disclaims beneficial ownership. The address of Mr. Lucas and CBT Wireless Investments, L.L.C. is 1733 H Street, #330-141, Blaine, Washington 98230.
(10)
Includes 300,000 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 15, 2002. Also includes 35,000 shares held by the spouse of Mr. Russell, as to which shares Mr. Russell disclaims beneficial ownership.
(11)
The address of Mr. Boos, a director of UbiquiTel, is 47034 Road 201, P.O. Box 21, O'Neals, California 93645.
(12)
Includes 37,500 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 15, 2002.
(13)
Includes 18,750 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 15, 2002.
(14)
The address of Mr. Blake, a director of UbiquiTel, is 65 Baynard Park Road, Hilton Head Island, South Carolina 29928. Includes 14,167 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 15, 2002.
(15)
The named person is a Class II director nominee.
(16)
The named person is an executive officer of UbiquiTel.

ELECTION OF CLASS II DIRECTORS

        We have a staggered board of directors currently fixed at nine members. Our board of directors is divided into three classes of directors, with three directors each in Class I, Class II and Class III, with one class elected each year at our annual meeting of shareholders for a three-year term.

        Currently, there is one vacancy for a Class II director that was created by Eric Weinstein's resignation as a director in April 2002. Mr. Weinstein resigned as a Class II director because of a change of position at Credit Suisse First Boston, Inc.

        The Class II directors' terms expire at the annual meeting. The board of directors has nominated each of Matthew J. Boos and Eve M. Trkla to stand for re-election as a Class II director, each for a three-year term expiring in 2005. Our board of directors has not nominated a third nominee for election as a Class II director at the annual meeting, though it may seek to fill the vacancy prior to 2005.

        Proxies cannot be voted for more than the two nominees for Class II directors named herein.

        We expect each nominee for election as a Class II director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless UbiquiTel's board chooses to reduce the number of Class II directors serving on the board.

        UbiquiTel's board of directors recommends shareholders vote "FOR" the election of the two nominees as Class II directors.

        The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting by the holders of shares of our common stock entitled to vote at the annual meeting is required for the election of these nominees as Class II directors.

Nominees for Election as Directors

        The following information is given with respect to the nominees for election as Class II directors at the annual meeting, as of April 15, 2002.

        Matthew J. Boos, 46, has been a director since August 2001 and became a member of the board pursuant to the VIA Wireless LLC acquisition. Prior to the closing of UbiquiTel's acquisition of VIA Wireless in August 2001, Mr. Boos served as secretary-treasurer of VIA Wireless and as a member of its members committee. During the past ten years, Mr. Boos has been the general manager of The Ponderosa Telephone Co., a full service communications provider located in O'Neals, California, and its subsidiary companies, Ponderosa Cablevision, Ponderosa Internet and Ponderosa Long Distance, where he is responsible for all of the day to day operations of The Ponderosa Telephone Co. He is a board member of two of The Ponderosa Telephone Co.'s affiliated companies, local wireline exchange companies Table Top Telephone Company, Inc. and Tularosa Basin Telephone Company, Inc. He also serves as an outside director for three local exchange companies headquartered in Oregon. Mr. Boos joined The Ponderosa Telephone Co. as its financial director in 1989 and was promoted to his current position in 1992. Prior to his positions with The Ponderosa Telephone Co., Mr. Boos was a senior consultant with GVNW Inc./Management in Oregon, a national provider of consulting services to telecommunications companies. Prior to joining GVNW, he held several management positions with Continental Telephone in Bakersfield, California. Mr. Boos also has been actively involved in the telecommunications industry at the state and national level, recently completing nine years on the board of directors of the California Telephone Association, the state trade organization for all local exchange companies in California, and presently serving on the board of directors of the United States Telecom Association, the leading national broad-based association for the local exchange carrier industry. Mr. Boos received his Bachelor of Science degree in Business Administration from California State University, Fresno.

        Eve M. Trkla, 39, has been a director since our inception. Ms. Trkla is the co-founder, Senior Managing Director and Chief Financial Officer of Brookwood Financial Partners, L.P. and its affiliated companies, Brookwood Securities Partners, L.P., Brookwood Management Partners, L.P. and Brookwood Capital Partners, L.P. Ms. Trkla oversees the financial administration of Brookwood and its affiliates and the origination, evaluation, structuring and acquisition of real estate and private company investments. Brookwood is a Boston-based private investment and merchant-banking firm which specializes in acquiring and managing real estate and in providing equity and bridge financing to private companies. Since its founding in 1993, Brookwood and its affiliated entities have acquired real estate and corporate assets with a realized and current value in excess of $400 million. Prior to co-founding Brookwood, Ms. Trkla was the senior credit officer at The First National Bank of Ipswich, where she created and managed the credit administration function for this $130 million community bank. Ms. Trkla spent the first eight years of her career at the First National Bank of Boston as a lender specializing in large corporate acquisition finance. Ms. Trkla is a cum laude graduate of Princeton University.

OUR BOARD OF DIRECTORS

Directors Continuing in Office

        The following information is provided with respect to the directors who are not nominees for election as directors at the annual meeting, as of April 15, 2002.

Name	Age	Class	Term Expiring
Donald A. Harris	49	III	2003
Robert A. Berlacher	47	III	2003
James E. Blake	74	I	2004
Peter Lucas	47	I	2004
Bruce E. Toll	58	I	2004
Joseph N. Walter	49	III	2003

        Donald A. Harris has served as our President and Chief Executive Officer and as a director since our inception and was appointed Chairman of the Board in May 2000. Mr. Harris has more than 17 years of experience in the telecommunications industry, and is the former president of Comcast Cellular Communications, Inc., and a former senior vice president of Comcast Corporation. He also participated in Comcast's efforts on the board of Nextel. Mr. Harris managed the build-out of and had operating responsibility for Comcast's cellular operations in Pennsylvania, New Jersey and Delaware with over 8 million residents. Mr. Harris also was responsible for Comcast's PCS experimental trials. Prior to joining Comcast in February 1992, Mr. Harris was Vice President/General Manager of PacTel Cellular's Los Angeles office, the then largest traditional cellular operation in the United States. He also held several senior management positions with PacTel, including Vice President of Corporate Development, and President and Chief Executive Officer of the San Francisco Cellular Partnership. Mr. Harris began his career in the cellular communications industry as a consultant with McKinsey & Company. Mr. Harris is a graduate of the United States Military Academy at West Point and holds a Master of Business Administration degree from Columbia University.

        Robert A. Berlacher has been a director since our inception. Mr. Berlacher is President of LIP Advisors, Inc., the General Partner of Lancaster Investment Partners, L.P., a technology, telecommunications and healthcare investment partnership based in King of Prussia, Pennsylvania. Mr. Berlacher also is a co-founder and director of EGE Holdings, Ltd., a holding company with ownership interests in investment banking, money management and venture capital. While co-founding EGE Holdings, Ltd., Mr. Berlacher also was a Managing Director of Boenning & Scattergood, Inc. from January 1997 to September 1999, and was a Managing Director and shareholder of Pacific Growth Equities, Inc. from March 1995 to January 1997. Mr. Berlacher received a Bachelor of Science degree in Business Administration-Finance from Cornell University.

        James E. Blake has been a director since September 2000. Mr. Blake is a consultant to domestic and international telecommunications partnerships, engineering and electronic mass communication companies. In his role, he utilizes his unique experience in PCN in the United Kingdom, and cellular in the United States to assist companies in organizational development, financing and strategic planning. Mr. Blake served as Chairman of the Board of Coral Systems, Incorporated, Longmont, Colorado, from 1991 to 1995, which developed, marketed and supported integrated products and services to improve wireless telecommunications carriers' acquisition and retention processes. While at Coral Systems, Incorporated, he counseled management on strategies for financing and marketing, and facilitated establishment of domestic and foreign distribution channels. Prior to that, he was Chief Executive Officer of MicroTel from January 1990 to February 1991, President of Cellular One from December 1983 to December 1989 and President of Pyle-National from 1976 to 1983. Mr. Blake is a cum laude graduate in Business Administration from Syracuse University.

        Peter Lucas has been a director since our inception and also served as our Interim Chief Financial Officer from inception until July 2001, except for a two-month period during late 2000. Mr. Lucas is the General Manager of CBT Wireless Investments, L.L.C., an investment fund that makes debt and equity investments in private and public entities. Mr. Lucas served as Chief Financial Officer of WesTower Corporation, a public provider of telecommunications sites and wireless network services, from April 1997 to September 1999. Mr. Lucas also served as Chief Financial Officer of Cotton

Valley Resources Corporation, a Dallas-based public oil and gas company, from August 1995 to April 1997. Mr. Lucas received a Bachelor of Commerce degree from the University of Alberta.

        Bruce E. Toll has been a director since September 2000. Mr. Toll is a founder and Vice-Chairman of Toll Brothers, Inc. Mr. Toll co-founded Toll Brothers, Inc. (NYSE: TOL) in 1967, which today is the leading builder of luxury homes in the United States. Mr. Toll is a principal of BET Associates, L.P. Mr. Toll holds a Bachelor of Arts degree from the University of Miami and attended the graduate school of business at the University of Miami.

        Joseph N. Walter has been a director since our inception. Mr. Walter founded The Walter Group, Inc., an international consulting and project management firm specializing in telecommunications companies, in 1988 and currently serves as its Chairman and Chief Executive Officer. In January 2000, The Walter Group sold its consulting and project management group to Wireless Facilities, Inc. The Walter Group continues to maintain investments in a variety of telecommunications-based companies. Prior to establishing The Walter Group, Mr. Walter served as Senior Vice President for McCaw Cellular Communications, Inc. and was responsible for the corporate headquarters group of the company. During his tenure at McCaw Cellular, Mr. Walter also was responsible for establishing McCaw Space Technologies, Inc. and McCaw Government Services, Inc. He served with McCaw Cellular from 1983 to 1988. Mr. Walter holds undergraduate degrees in biological science and social ecology from the University of California, Irvine and a Master of Business Administration degree from the University of Washington.

Compensation of Directors

        Each of our independent directors who is not an employee of UbiquiTel or its subsidiaries receives an annual fee of $12,000 for serving on our board, plus a $1,000 fee for each regularly scheduled or special meeting he or she attends, and a $1,000 fee for each committee meeting he or she attends. In addition, independent directors who joined or join our board after our initial public offering in June 2000 received or will receive an option to purchase 20,000 shares of UbiquiTel's common stock at an exercise price equal to the fair market value of the stock on the date of grant vesting in equal installments over three years. Beginning August 9, 2001, each independent director continuing in office received and will receive annually on the date of the annual shareholders' meeting an option to purchase 7,500 shares of UbiquiTel's common stock at an exercise price equal to the fair market value of the stock on the date of grant vesting in its entirety on the date of grant.

Meetings and Committees of the Board

        The board of directors met five times during 2001 and otherwise acted by unanimous written consent. Each director attended more than 75% of the total number of meetings of the board and committees on which he or she served in 2001. The board of directors has an audit committee and a compensation committee and from time to time establishes special committees to address specific board matters.

        Audit Committee.    Messrs. Boos and Toll and Ms. Trkla currently serve as the members of the audit committee, and Ms. Trkla serves as the chair. From January 1, 2001 until August 9, 2001, the audit committee's members included Ms. Trkla as chair and Messrs. Berlacher and Blake. Eric S. Weinstein, a Class II director from his election on August 9, 2001 until his resignation in April 2002, also served as a member of the audit committee during the period that he was a director. The members of the audit committee are independent as defined by listing standards of the Nasdaq National Market. The audit committee is responsible for recommending to the board of directors the engagement of our independent auditors and reviewing with the independent auditors the scope and results of the audits, our internal accounting controls, audit practices and the professional services furnished by the independent auditors. During 2001, the audit committee met five times.

        Compensation Committee.    Messrs. Berlacher, Blake, Lucas and Walter currently serve as the members of the compensation committee, and Mr. Blake serves as the chair. From January 1, 2001 until August 9, 2001, the compensation committee's members included Mr. Blake as chair and Messrs. Berlacher, Harris and Lucas. The compensation committee is responsible for reviewing and approving all compensation arrangements for our executive officers, and is also responsible for administering the equity incentive plan. During 2001, the compensation committee met two times and otherwise acted by unanimous written consent.

        The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Report of the Audit Committee

        The audit committee's role is to act on behalf of the board of directors in the oversight of all material aspects of our corporate financial reporting and our external audit, including, among other things, our internal control structure, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal requirements that have a significant impact on our financial reports. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls, the audit committee consults with management and our independent auditors regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent auditors. The audit committee operates under a written charter adopted by the committee.

        In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements for fiscal 2001 with management including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee reviewed with management and our independent auditors the accounting principles applicable to and methodologies used for UbiquiTel's purchase of VIA Wireless LLC in 2001. The audit committee reviewed the financial statements for fiscal 2001 with the independent auditors and discussed with them all of the matters required to be discussed by Statement of Auditing Standards No. 61, including the auditors' judgments as to the quality, not just the acceptability, of our accounting principles. In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by Independent Standards Board No. 1 and has discussed with the independent auditors their independence from management and UbiquiTel. Finally, the audit committee has considered whether the provision by the independent auditors of non-audit services to UbiquiTel during 2001 was compatible with maintaining the auditors' independence. With regard to subsequent fiscal years, the audit committee recently adopted two policies that are intended to preserve the independence of UbiquiTel's independent auditors. The first policy prohibits UbiquiTel from employing any individual who was formerly employed by its independent auditors at a level of manager or higher and who actively participated in any audit of UbiquiTel within a period of three years prior to UbiquiTel's proposed employment of such individual. The second policy prohibits UbiquiTel from engaging its independent auditors to perform non-audit consulting assignments other than in connection with tax advice, the preparation of tax returns and other tax-related services.

        The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to above do not assure that the audits of the financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the auditors are in fact "independent."

        Arthur Andersen LLP has been engaged as our independent auditors from the period of inception (September 29, 1999) through the year ended December 31, 2001 and their audit report with respect to the year ended December 31, 2001 is included in our Annual Report on Form 10-K for the year ended December 31, 2001 and in our 2001 annual report to shareholders. Prior to filing our Annual Report on Form 10-K, Arthur Andersen provided representations to the board of directors and shareholders of UbiquiTel concerning audit quality controls, including representations regarding the continuity of Andersen personnel working on our audit and the availability of national office consultation.

        In reliance on the reviews, discussions and representations referred to above, the audit committee recommended to the board of directors that the audited financial statements for fiscal 2001 be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission and in the 2001 annual report to shareholders.

                      Members of the audit committee
                      Eve M. Trkla, Chair
                      Matthew J. Boos
                      Bruce E. Toll

EXECUTIVE COMPENSATION

        The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference therein.

Report of the Compensation Committee

        The compensation committee of the board of directors reviews and makes determinations regarding compensation provided to our executive officers, including stock compensation. In addition, the compensation committee reviews and makes recommendations on stock compensation arrangements for all of our employees. The compensation committee also administers our amended and restated 2000 equity incentive plan.

What is our policy regarding executive officer compensation?

        Our executive compensation policy is designed to enable us to attract, motivate and retain highly qualified executive officers. The key components of our compensation program are

  •
  base salary;
  •
  annual incentive bonus awards; and
  •
  equity participation in the form of stock options or other equity-based awards under our equity incentive plan.

        In arriving at specific levels of compensation for executive officers, the committee has relied on

  •
  the recommendations of management;
  •
  benchmarks provided by generally available compensation surveys; and
  •
  the experience of committee members and their knowledge of compensation paid by other similar wireless and personal communications services companies.

        The committee also seeks to ensure that an appropriate relationship exists between executive pay and corporate performance. Executive officers also are entitled to customary benefits generally available to all our employees, including group medical, dental and life insurance and our 401(k) plan. We have severance arrangements with some of our executive officers to provide them with the employment security and severance deemed necessary by the committee to retain them.

What are the components of executive compensation?

        Base salary.    In addition to complying with the executive compensation policy and to the requirements of applicable employment agreements, compensation for each of the executive officers for 2001 was based on the executive's duties and responsibilities, the performance of UbiquiTel, both financial and otherwise, and the success of the executive in developing and executing our personal communications services network development, sales and marketing, financing and strategic plans, including the acquisition of VIA Wireless LLC, as appropriate.

        Bonus.    Executive officers received cash bonuses for 2001 ranging from approximately 21% to 189% of base salary based on the degree of our achievement of our financial and other objectives and the degree of achievement by each such officer of his or her individual objectives as approved by the committee and length of service with the company during the year.

        Stock options and other equity-based awards.    Equity participation is a key component of our executive compensation program. Under our equity incentive plan, we are permitted to grant stock options as well as other equity-based awards such as stock appreciation rights, limited appreciation rights and restricted stock. To date, stock options have been the sole means of providing equity participation. Stock options are granted to executive officers primarily based on the officer's actual and expected contribution to our development. Options are designed to retain executive officers and motivate them to enhance shareholder value by aligning their financial interests with those of our shareholders. Stock options are intended to provide an effective incentive for management to create shareholder value over the long term since the option value depends on appreciation in the price of our common stock over a number of years.

How is our chief executive officer compensated?

        The compensation committee annually reviews and recommends to the board the compensation of Donald A. Harris, our chief executive officer, in accordance with the terms of his employment agreement, as well as any variations in his compensation the committee feels are warranted. Mr. Harris, as a member of the board, abstains from all decisions of the board with regard to his compensation. The compensation committee believes that in the highly competitive wireless industry in which UbiquiTel operates, it is important that Mr. Harris receive compensation consistent with compensation received by chief executive officers of our competitors.

How are we addressing Internal Revenue Code limits on deductibility of compensation?

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation's chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We have structured our equity-based compensation plans (i.e., obtained shareholder approval of the equity incentive plan) to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The compensation committee will review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of our compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes. We are not currently subject to the limitations of Section 162(m) because none of our executive officers received cash payments from us during 2001 in excess of $1 million. To the extent that we are subject to the Section 162(m) limitation in the future, the effect of this limitation may be mitigated by our net operating losses, although the amount of any deduction disallowed under Section 162(m) could increase our alternative minimum tax by up to 2% of such disallowed amount. For information relating to our net operating losses, see our consolidated financial statements included in our 2001 annual report to shareholders.

                      Members of the compensation committee
                      James E. Blake, Chair
                      Robert A. Berlacher
                      Peter Lucas
                      Joseph N. Walter

Compensation Committee Interlocks and Insider Participation

        From January 1, 2001 until August 9, 2001, Donald A. Harris, our chief executive officer, president and chairman of the board, and Peter Lucas, a director who served as our interim chief financial officer until July 15, 2001, served as members of our compensation committee. Messrs. Harris and Lucas participated in deliberations of the board of directors and of the compensation committee concerning compensation of executive officers, but abstained from voting on matters affecting their individual compensation. None of the executive officers served as a director or member of the compensation committee or other board committee performing equivalent functions of another corporation, one of whose executive officers served on our board of directors. UbiquiTel paid Mr. Lucas a payment of $300,000 in August 2001 for his services in connection with UbiquiTel's acquisition of VIA Wireless and related matters.

Executive Officers

        The following table presents information with respect to our executive officers, as of April 15, 2002.

Name	Age	Position
Donald A. Harris	49	Chairman of the Board, President and Chief Executive Officer
Dean E. Russell	50	Chief Operating Officer
James J. Volk	38	Chief Financial Officer
Patricia E. Knese	43	Vice President, General Counsel and Secretary
Andrew W. Buffmire	55	Vice President—Business Development

        See "OUR BOARD OF DIRECTORS—Directors Continuing in Office" above for additional information concerning Mr. Harris.

        Dean E. Russell has been our Chief Operating Officer since November 1999. He is responsible for overseeing all of the functional areas of our operations including sales and marketing, network and field operations and human resources. Prior to joining us, Mr. Russell was part of the executive management team of Education Management Corporation from October 1997 to November 1999. He held various positions with Education Management Corporation including Director of Operations for the Art Institute of Fort Lauderdale and President of the Art Institute International at San Francisco. Previously, Mr. Russell was the General Sales Manager for Comcast Cellular Communications, Inc. in Atlantic City and Cape May County in New Jersey from October 1995 to October 1997. Prior to joining Comcast Cellular Communications, Inc., Mr. Russell served in the United States Army for 20 years before retiring as a Lieutenant Colonel. Mr. Russell has 26 years of leadership experience including hands on experience managing diverse operations. Mr. Russell holds a Bachelor of Science degree in Engineering from the United States Military Academy at West Point, a Master of Education degree from the University of Georgia and a Master of Business Administration degree in International Business from Long Island University.

        James J. Volk joined us as Chief Financial Officer in July 2001 and is responsible for all of the company's financial activities. Prior to that, he served as Regional Vice President of Finance and CFO of Cingular Wireless' East Region since September 2000 where he was responsible for all financial aspects of the region which provided service to approximately 4 million customers. He previously served as Vice President of Finance and CFO of Cingular's Philadelphia market from August 1999 to September 2000. Mr. Volk joined Cingular as Director of International Finance in January 1995 where he was responsible for all financial aspects of the international wireless operations and business development of the Comcast Cellular Division. He also served from May 1998 to August 1999 as Director of Strategic Marketing Planning, where he was responsible for planning and analysis as well as business development for the Comcast Cellular Division. Mr. Volk is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from the University of Delaware and a Master of Business Administration degree from Villanova University.

        Patricia E. Knese joined us in November 2000 as Vice President and General Counsel, and in February 2001 she was appointed Secretary of the company. From May 1999 to November 2000, Ms. Knese served as Head Transactions and E-Health Counsel for Aetna U.S. Healthcare Inc., the Hartford, Connecticut-based health benefits company, and as General Counsel for InteliHealth Inc., an Aetna Internet subsidiary, where she was responsible for mergers and acquisitions, strategic relationships and investments, and licensing and other e-commerce related legal matters. Prior to joining Aetna, from September 1993 to April 1999 she was an attorney at Morgan, Lewis & Bockius LLP's Philadelphia office in the Business and Finance area of the firm, and served prior to that as a federal judicial clerk for a one-year term with the chief judge of the United States District Court for the District of Delaware. She also has management experience in the automotive industry, most recently including seven years with Subaru of America, Inc., and three years with Chrysler Corporation's Philadelphia zone office. Ms. Knese holds a Bachelor of Science degree in Management/Marketing from Saint Joseph's University, a Master of Business Administration degree from Drexel University and a Juris Doctor degree, summa cum laude, from Temple University School of Law.

        Andrew W. Buffmire joined us in May 2000 as Vice President—Business Development. He is responsible for the development and negotiation of strategic business transactions. Prior to joining us, Mr. Buffmire was a Director in the Sprint PCS Affiliates Program. He joined Sprint PCS in January 1996 during its initial development stage. At Sprint PCS he led the state-related regulatory compliance, network infrastructure and interconnection negotiations for the market entry of Sprint PCS and provided legal counsel for various aspects of the network build-out. Before joining Sprint PCS, Mr. Buffmire was an attorney in private legal practice in Salt Lake City, Utah for 16 years, with the exception of two years (1985-1987), when he was the founder, general counsel and registered principal of an NASD-registered investment banking firm. Mr. Buffmire interned with the Commission of the European Economic Community (EU) in Brussels, Belgium. He has a Bachelor of Arts degree in International Relations from the University of Southern California, a Juris Doctor degree from the University of Utah and a Master of Laws degree from the London School of Economics and Political Science.

Executive Compensation

         Summary Compensation Table

        The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer and our four most highly compensated executive officers who served in such capacities as of December 31, 2001, collectively referred to below as the "named executive officers," for the years ended December 31, 2001, 2000 and 1999:

		Annual Compensation			Securities Underlying Option Awards (# of shares)(1)
Name and principal position						All Other Compensation($)
	Year	Salary($)		Bonus($)
Donald A. Harris Chairman, President and Chief Executive Officer	2001 2000 1999	210,000 201,154 19,231	(3)	396,546 — —	— — 2,550,000	4,961 2,112 1,193,505	(2) (2) (4)
Dean E. Russell Chief Operating Officer	2001 2000 1999	195,000 181,154 —		200,535 155,400 —	— 300,000 300,000	4,928 138,442 —	(2) (5)
James J. Volk Chief Financial Officer	2001 2000 1999	76,154 — —	(6)	76,901 — —	200,000 — —	2,094 — —	(2)
Patricia E. Knese Vice President and General Counsel	2001 2000 1999	160,000 18,462 —	(7)	113,697 10,000 —	— 75,000 —	2,445 554 —	(2) (2)
Andrew W. Buffmire Vice President—Business Development	2001 2000 1999	153,692 95,192 —	(8)	32,239 23,733 —	— 75,000 —	4,791 67,059 —	(2) (9)

(1)
In November 1999, UbiquiTel granted Mr. Harris stock options to purchase up to 2,550,000 shares of common stock at an exercise price of $0.50 per share, vesting in three equal installments beginning on November 29, 2000 subject to earlier vesting upon a change of control. In October 1999, UbiquiTel granted Mr. Russell stock options to purchase up to 300,000 shares of common stock at an exercise price of $0.50 per share, and in June 2000, UbiquiTel granted Mr. Russell stock options to purchase up to 300,000 shares of common stock at an exercise price of $8.00 per share, all of which vest in four equal installments beginning on October 25, 2000 subject to earlier vesting upon a change of control. In July 2001, UbiquiTel granted Mr. Volk stock options to purchase up to 200,000 shares of common stock at an exercise price of $7.20 per share, vesting in four equal installments beginning on July 16, 2002 subject to earlier vesting upon a change of control. In November 2000, UbiquiTel granted Ms. Knese stock options to purchase up to 75,000 shares of common stock at an exercise price of $5.938 per share, vesting in four equal installments beginning on November 20, 2001 subject to earlier vesting upon a change of control. In June 2000, UbiquiTel granted Mr. Buffmire stock options to purchase up to 75,000 shares of common stock at an exercise price of $8.00 per share, vesting in four equal installments beginning on May 15, 2001 subject to earlier vesting upon a change of control.

(2)
Represents the amount contributed by UbiquiTel as a company match to the executive officer's 401(k) plan account.
(3)
Mr. Harris' annualized salary was $200,000 for 1999. However, he did not begin to draw any salary until December 1999.
(4)
Of such amount, $993,505 represents non-cash compensation expense recorded by us in connection with issuing shares of our non-voting common stock to Mr. Harris under a founders stock agreement. The remaining $200,000 represents a payment by us to Mr. Harris for services rendered prior to our incorporation.
(5)
Of such amount, $36,417 represents relocation expenses reimbursed on a gross basis to Mr. Russell, $100,000 represents amounts advanced to Mr. Russell for relocation expenses and $2,025 represents the amount contributed by UbiquiTel as a company match to Mr. Russell's 401(k) plan account.
(6)
Mr. Volk's annualized salary was $165,000 for 2001, and the amount shown represents salary paid during 2001 beginning on his hire date of July 16, 2001. Until July 15, 2001, Peter Lucas, a director, served as the Company's interim chief financial officer and also acted in that capacity during periods in 2000. For his services in 2001, including his services in connection with UbiquiTel's acquisition of VIA Wireless in August 2001, UbiquiTel paid Mr. Lucas a payment of $300,000 in August 2001.
(7)
Ms. Knese's annualized salary was $160,000 for 2000, and the amount shown represents salary paid during 2000 beginning on her hire date of November 20, 2000.
(8)
Mr. Buffmire's annualized salary was $150,000 for 2000, and the amount shown represents salary paid during 2000 beginning on his hire date of May 15, 2000.
(9)
Of such amount, $65,501 represents relocation expenses reimbursed on a gross basis to Mr. Buffmire and $1,558 represents the amount contributed by UbiquiTel as a company match to Mr. Buffmire's 401(k) plan account.

Stock Option Grants

        The following table sets forth grants of stock options to acquire shares of UbiquiTel's common stock made during the year ended December 31, 2001 to the named executive officers. No stock appreciation rights were granted to these individuals during that year.

Individual Grants
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($)/(Sh)	Expiration Date
					5%($)	10%($)
Donald A. Harris	—	—	—	—	—	—
Dean E. Russell	—	—	—	—	—	—
James J. Volk	200,000	55.2%	$7.20	7/16/11	$905,608	$2,294,989
Patricia E. Knese	—	—	—	—	—	—
Andrew W. Buffmire	—	—	—	—	—	—

(1)
Subject to earlier vesting upon a change of control, the options vest annually in four equal installments beginning on July 16, 2002.
(2)
Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the option term. The amounts have been calculated based on the assumed appreciation rates shown in the table, assuming a per share market price equal to the market price on the date of grant. The actual value, if any, the named executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, if the executive were to sell the shares on the date of exercise, so there is no assurance that the value realized will be equal to or near the potential realizable value as calculated in this table.

Option Holdings

        The following table provides summary information regarding options held by each of our named executive officers as of December 31, 2001. No named executive officer exercised stock options during 2001, other than Mr. Harris, who exercised options with respect to 10,000 shares and realized a value of $38,900.

	Number of Securities Underlying Unexercised Options		Value of Unexercised In-the-Money Options(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Donald A. Harris	1,690,000	850,000	$11,745,500	$5,907,500
Dean E. Russell	300,000	300,000	$1,042,500	$1,042,500
James J. Volk	—	200,000	—	—
Patricia E. Knese	18,750	56,250	—	—
Andrew W. Buffmire	18,750	56,250	—	—

(1)
The value of unexercised in-the-money options is based on the closing sale price per share of UbiquiTel's common stock of $7.45 on December 31, 2001.

Employment Agreements

        In November 1999, we entered into an employment agreement with Donald A. Harris, our Chairman of the Board, President and Chief Executive Officer. Mr. Harris' employment agreement is for a three-year term and provides for an annual base salary of $200,000, with a guaranteed annual increase of 5%. In addition to his base salary, Mr. Harris is eligible to receive bonuses in such amounts and at such times as determined by the disinterested members of our board of directors. Under the employment agreement, we granted Mr. Harris stock options to purchase 2,550,000 shares of UbiquiTel's common stock at a purchase price of $0.50 per share. Mr. Harris' stock options vest in three equal installments over a period of three years. In the event of a defined change of control, all of these options will become fully exercisable.

        The employment agreement provides that Mr. Harris' employment may be terminated by us with or without cause, as defined in the agreement, at any time or by Mr. Harris for any reason at any time upon thirty days' written notice to us. If Mr. Harris' employment is terminated by us without cause, he is entitled to receive one year's base salary and benefits, and all his unvested stock options will immediately vest on the date of termination. If Mr. Harris's employment is terminated by us for cause, he is not entitled to any compensation or benefits other than unpaid salary and benefits and unreimbursed expenses incurred by him through the date of termination. If Mr. Harris voluntarily terminates his employment, he is entitled to unpaid salary and benefits and unreimbursed expenses incurred by him through the date of termination. Under the employment agreement, Mr. Harris agreed not to compete in the business of wireless telecommunications either directly or indirectly in our present and future markets during his employment and for a period of one year after his employment is terminated. In addition, Mr. Harris agreed not to disclose any of our confidential information and not to solicit any of our customers or employees during his employment and for a period of one year after his employment is terminated.

        UbiquiTel entered into agreements with Dean E. Russell, our Chief Operating Officer, James J. Volk, our Chief Financial Officer, and Patricia E. Knese, our Vice President and General Counsel, upon their joining the company, to pay each of them one year's annual salary in the event of a change of control of the company in which the individual's employment is involuntarily terminated.

Benefit Plans

        Amended and Restated 2000 Equity Incentive Plan.    UbiquiTel's 2000 equity incentive plan was adopted by UbiquiTel's board of directors and shareholders. The purpose of the equity incentive plan is to attract and retain the services of key management, employees, outside directors and consultants by providing those persons with a proprietary interest in us. The compensation committee administers the plan and may grant stock options, which may be incentive stock options or nonqualified stock options that do not comply with Section 422 of the Internal Revenue Code, stock appreciation rights, restricted stock and other equity-based awards to eligible persons with such terms and conditions as are determined by the committee. Up to a maximum of 7,500,000 shares of common stock of UbiquiTel are issuable under the plan. Awards paid in cash are not counted against the number of shares that may be issued under the equity incentive plan. The committee may grant one or more types of awards in any combination to a particular participant in a particular year, with certain limitations. The equity incentive plan provides for all awards granted under the plan to become fully vested and, if applicable, exercisable upon a change in control. Subject to earlier termination by our board of directors, the equity incentive plan will remain in effect until all awards have been satisfied in stock or in cash or terminated under the terms of the equity incentive plan and all restrictions imposed on stock in connection with its issuance under the equity incentive plan have lapsed.

        401(k) Retirement Plan.    We have established a tax qualified employee savings and retirement plan. Employees may elect to contribute up to 15% of their annual compensation on a pre-tax basis, subject to applicable federal limitations. "Highly Compensated Employees," as defined in the retirement plan, are subject to certain other provisions regarding the amount of eligible contributions. Employee contributions may begin on the date of hire and are immediately vested. Currently, we do make matching contributions to the retirement plan, and may in the future make profit sharing contributions if and when UbiquiTel becomes profitable.

        2002 Employee Stock Purchase Plan.    The employee stock purchase plan was approved by the board of directors on March 13, 2002 and is proposed to be adopted by the shareholders at the annual meeting. For a description of the employee stock purchase plan, see "UBIQUITEL'S 2002 EMPLOYEE STOCK PURCHASE PLAN," page 19.

Noncompetition Agreements

        In connection with the granting of any stock options or equity-based awards under our equity incentive plan to any of our employees, each employee is required to enter into a noncompetition agreement. These agreements provide that for so long as the employee works for us, and for a period of one year after the employee's termination for any reason, the employee may not disclose in any way any confidential information. The agreements also provide that for so long as the employee works for us and for a period of one year after the employee's termination for any reason, the employee is prohibited from:

  •
  engaging in the same business or in a similar capacity in our markets;
  •
  soliciting business in competition with us; and
  •
  hiring any of our employees or directly or indirectly causing any of our employees to leave their employment to work for another employer.

        In the event of a breach of the noncompetition agreement by an employee, we have the option to repurchase any and all shares held by the employee at the employee's exercise price. We also may pursue any other remedies provided by law or in equity.

Limitation on Liability and Indemnification Matters

        Our certificate of incorporation and bylaws limit the liability of directors and executive officers to the maximum extent permitted by Delaware law. The limitation on our directors' and executive officers' liability may not apply to liabilities arising under the federal securities laws. Our certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors and executive officers pursuant to our certificate of incorporation and bylaws, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

PERFORMANCE GRAPH

        The chart below compares the cumulative total shareholder return on UbiquiTel's common stock with the cumulative total return on the Nasdaq Stock Market (U.S.) and the Nasdaq Telecommunications Index for the period commencing June 7, 2000 (the first day of trading of our common stock after our initial public offering) and ending December 31, 2001, assuming an investment of $100 and the reinvestment of any dividends.

        The base price for our common stock is the initial public offering price of $8.00 per share. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the common stock.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG UBIQUITEL INC., THE NASDAQ STOCK MARKET (U.S.)
AND THE NASDAQ TELECOMMUNICATIONS INDEX

Cumulative Total Return

	6/7/00	12/31/00	12/31/01
UBIQUITEL INC.	$100.00	$68.75	$93.13
NASDAQ STOCK MARKET (U.S.)	$100.00	$64.01	$50.80
NASDAQ TELECOMMUNICATIONS	$100.00	$52.12	$27.58

CERTAIN TRANSACTIONS

        Credit Suisse First Boston Corporation, a beneficial owner of approximately 6.1% of our common stock and holder of 86,163 warrants to purchase common stock, served as UbiquiTel's financial advisor in connection with the VIA Wireless acquisition. We paid CSFB approximately $2.8 million for the financial advisory services in the year ended December 31, 2001.

        UbiquiTel's subsidiary, UbiquiTel Leasing Company, is a party to agreements with SpectraSite Communications Inc., a shareholder that beneficially owned more than 5% of our common stock until August 2001. SpectraSite owns, builds and operates communications towers. For the year ended December 31, 2001, we incurred costs of approximately $16.1 million from SpectraSite for capital expenditures and lease expenses incurred during the period. In addition, SpectraSite owed us approximately $1.2 million as of December 31, 2001, which amount has subsequently been paid by SpectraSite.

        UbiquiTel was a party to an agreement with LCC International, Inc., an affiliate of a shareholder, New Ventures, L.L.C., that beneficially owned more than 5% of our common stock until May 2001. LCC provided radio base station network design and optimization and site acquisition services to us in connection with our network build-out. For the year ended December 31, 2001, we incurred costs of approximately $13.2 million from LCC.

        UbiquiTel paid Peter Lucas, a director and the company's interim chief financial officer until July 15, 2001, a payment of $300,000 in August 2001 for his services in connection with UbiquiTel's acquisition of VIA Wireless and related matters.

UBIQUITEL'S 2002 EMPLOYEE STOCK PURCHASE PLAN

        Our board of directors has adopted the UbiquiTel 2002 employee stock purchase plan, authorizing the issuance of up to 1,000,000 shares of our common stock. The employee stock purchase plan became effective April 15, 2002 and is designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

        Shareholder approval for the employee stock purchase plan is required for purposes of compliance with the requirements for employee stock purchase plans under Section 423 of the Internal Revenue Code.

        The following is a summary of the material provisions of the 2002 employee stock purchase plan, which is attached as Annex A to this proxy statement. You are urged to read the full text of the employee stock purchase plan. At the annual meeting, our shareholders will be asked to approve the 2002 employee stock purchase plan. In the following summary, we refer to the 2002 employee stock purchase plan as the "plan."

Purpose

        The purpose of the plan is to provide an incentive for our employees (and those of our subsidiaries designated by our board of directors as eligible) to purchase our common stock and acquire a proprietary interest in us. Of our approximately 430 employees as of April 15, 2002, all were eligible to participate in the plan. The rights to purchase our common stock granted under the plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code.

Administration

        A committee of officers designated by the board of directors administers the plan. The plan vests the committee with the authority to interpret the plan, to prescribe, amend and rescind rules and regulations relating to the plan, and to make all other determinations necessary or advisable for the administration of the plan, though our board of directors may exercise any such authority in lieu of the committee. In all cases, the plan is required to be administered in such a manner so as to comply with applicable requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Offerings

        Any person who is customarily employed at least 20 hours per week and five months per calendar year by us (or by any of our subsidiaries designated from time to time by our board of directors as eligible to participate in the plan) on the first day of an offering period is eligible to participate in that offering under the plan. Any eligible employee, including an employee who is first hired during an offering period, is eligible to participate in the plan as of the first day of any subsequent offering period.

        Offering periods under the plan coincide with the calendar quarters beginning on January 1, April 1, July 1 or October 1 of each year (except that the first offering period began on April 15, 2002, the effective date of the plan). On the first day of each offering period, each participant is granted the option to purchase up to a maximum of 3,000 shares of our common stock on the "exercise date" within that offering period. The "exercise date" is the last business day of the offering period.

        Notwithstanding the foregoing, no employee is eligible for the grant of any option under the plan if, immediately after such grant, the employee would own, directly or indirectly, stock (including any stock which such employee may purchase under all outstanding rights and options) possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our subsidiaries, nor will any employee be granted any option that would permit him or her to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) under all of our and our subsidiaries' employee stock purchase plans (intended to qualify under Section 423 of the Internal Revenue Code) in any calendar year.

Participation in the Plan

        Eligible employees become participants in the plan by completing an enrollment agreement and filing it with us, at least 10 business days prior to an offering period (unless a later time is designated by the committee for a given offering period). Such enrollment agreements shall authorize payroll deductions, on an after-tax basis, in an amount of not less than 1% and not more than 15% of the participant's compensation on each payroll date during the offering period.

Exercise Price

        The exercise price per share at which shares are sold in an offering under the plan is 85% of the lower of the closing price of our common stock on (i) the first trading day of the offering period or (ii) the exercise date.

Payment of Exercise Price; Payroll Deductions

        The exercise price of the shares is accumulated by payroll deductions over the offering period. At any time during the offering period, a participant may reduce or terminate his or her payroll deductions. A participant may increase or begin such payroll deductions after the beginning of any offering period, but only on specified dates. All payroll deductions made for a participant are credited to his or her account under the plan and deposited with our general funds. A participant may not make any additional payments into such account.

Withdrawal

        While each participant in the plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the plan. All payroll deductions for such a participant shall cease beginning with the payroll period which is at least 10 business days from our receipt of such participant's notice. Such withdrawal may be elected at any time prior to the end of the applicable offering period.

        Upon any withdrawal from an offering by a participant, we will distribute to such former participant his or her accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of stock on such former participant's behalf during such offering, and such former participant's interest in the offering will be automatically terminated. A former participant is not entitled to again participate in such offering. A former participant who has withdrawn from the plan will not be permitted to elect to participate in the plan again until an offering period which is at least 12 calendar months from the date of such participant's withdrawal.

Restrictions on Transfer; No Shareholder Rights

        No plan contributions or options granted under the plan are assignable or transferable, other than by will or by the laws of descent and distribution or as provided under the plan. During the lifetime of a participant, an option is exercisable only by such participant. Shares sold to participants under the plan will be held by us or a designated custodian until the two-year anniversary of their date of purchase. Additionally, shares purchased under the plan may not be assigned, transferred or otherwise disposed of in any way (other than by will or the laws of descent and distribution) prior to the one-year anniversary of their date of purchase. The committee may, in its discretion, lift this one-year restriction.

        A participant will not have any interest or voting rights in shares covered by his or her option until such option has been exercised.

Duration, Termination and Amendment

        The plan will terminate following the exercise date immediately preceding the tenth anniversary of the plan's effective date, or if sooner, on the date on which all shares reserved for issuance under the plan have been sold or on such sooner date determined by the board of directors. The board or the committee may amend the plan at any time, provided that such amendment may not change any option which adversely affects the rights of the holder of the option, and the plan may not be amended if such amendment would in any way cause rights issued under the plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Internal Revenue Code, or would cause the plan to fail to comply with Rule 16b-3 of the Exchange Act.

Effect of Certain Corporate Events

        There are currently 1,000,000 shares of our common stock reserved for issuance under the plan. The plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares of our common stock as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, or stock dividends.

        Under circumstances of our dissolution or liquidation, the offering period in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the committee. In the event of merger or a sale of all or substantially all of our assets, each option under the plan shall be assumed or an equivalent option substituted by the successor corporation, unless the committee, in its sole discretion, accelerates the date on which the options may be exercised. In the event of merger or a sale of all or substantially all of our assets, the committee also may lift the one-year restriction on transfer of shares previously purchased.

Termination of Employment

        The unexercised portion of any option granted to a participant under the plan shall be automatically cancelled immediately upon the termination of the participant's employment for any reason, including retirement or death.

Shares Subject to the Plan

        If any option granted under the plan expires or terminates for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for issuance under the plan.

New Plan Benefits

        We are not able to determine the dollar value and number of any additional plan benefits which will be received by or allocated to (i) any of our executive officers, (ii) our current executive officers, as a group, or (iii) employees who are not executive officers, as a group, because participation in the plan and the rate of withholding is voluntary and determined by each eligible person in his or her sole discretion. The adoption of the plan will not result in any new benefits to the current directors who are not executive officers, as a group, including nominees for election as a director, because such persons are not eligible to participate in the plan.

Federal Income Tax Effects

        Options granted under the plan are intended to qualify for favorable federal income tax treatment to the employees under Sections 421 and 423 of the Internal Revenue Code. Employee contributions are made on an after-tax basis. A capital gain or capital loss on common stock purchased under the plan would not be realized until the participant sells his or her shares of common stock. If a participant disposes of shares two years or more after the date of the beginning of the offering period when the shares were acquired, and more than one year after the shares were purchased, the participant would recognize as ordinary income the lesser of: (i) the excess of the fair market value of the shares on the date of sale over the price paid or (ii) the discount (currently 15%) of the fair market value of the shares at the beginning of the offering period(s). Additionally, the participant would recognize a long-term capital gain or loss (within the meaning of the Internal Revenue Code) equal to the difference between the amount realized from the sale of the shares and the participant's basis. The participant's basis would be the purchase price plus any amount taxed as ordinary compensation income. If a participant disposes of shares within two years of the date of the beginning of the offering period during which the shares were purchased, or within one year after the shares were purchased, the participant would recognize ordinary compensation income equal to the excess of the fair market value of the shares on the purchase date(s) over the price paid for the shares. Additionally, the participant would recognize a capital gain or loss (within the meaning of the Internal Revenue Code) equal to the difference between the amount realized from the sale of the shares and the participant's basis (the participant's basis would be the purchase price plus the amount taxed as ordinary compensation income). If the participant held the shares for more than one year, the capital gain or loss would be a long-term gain or loss.

        The company would not receive an income tax deduction upon either the grant or exercise of the option by the participant, but generally would receive a deduction equal to the ordinary compensation income required to be recognized by the participant as a result of the disposition of the shares if the shares are disposed of by the participant within two years of the date of the beginning of the offering period when the shares were acquired, or within one year after the shares are purchased.

Importance of Consulting a Tax Advisor

        The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any participant in the plan may depend on his or her particular situation, each participant should consult his or her tax advisor as to the federal, state, local and other tax consequences of the acquisition or disposition of common stock under the plan.

        On April 25, 2002, the last reported sale price per share of UbiquiTel common stock on the The Nasdaq National Market was $1.96.

        Approval of the proposed 2002 employee stock purchase plan requires the affirmative vote of the holders of a majority of all shares present, either in person or by proxy, at the annual meeting.

        Our board of directors recommends shareholders vote "FOR" UbiquiTel's 2002 employee stock purchase plan.

RELATIONSHIP WITH INDEPENDENT AUDITORS

        The firm of Arthur Andersen LLP, independent auditors, has served as our independent audit firm since our inception on September 29, 1999 through the year ended December 31, 2001. UbiquiTel has had no disagreements with Arthur Andersen on accounting and financial disclosures. Arthur Andersen's work on our audit for 2001 was performed by full time, permanent employees and partners of Arthur Andersen.

        The audit committee annually reviews the performance of our independent audit firm and the fees charged for their service and recommends to the board of directors the appointment of our independent audit firm. The audit committee has been closely monitoring and reviewing ongoing developments concerning Arthur Andersen. As a result of recent events, the audit committee has directed that a search be conducted for an independent audit firm to audit UbiquiTel's financial statements for 2002. When the process has been completed, the audit committee will evaluate the results and make a recommendation to our board of directors on which firm should be selected for 2002. The board of directors will then make its selection based on what it deems is in the best interests of UbiquiTel and our shareholders.

        One or more representatives of Arthur Andersen are expected to attend the annual meeting and be available to respond to appropriate shareholder questions and to make a statement if they so desire.

FEES PAID TO OUR INDEPENDENT AUDITORS

        The rules of the Securities and Exchange Commission require us to disclose fees billed by our independent auditors for services rendered to us for the year ended December 31, 2001.

Audit Fees

        The aggregate fees billed by Arthur Andersen for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the year 2001 were approximately $396,000.

Financial Information Systems Implementation Fees

        Arthur Andersen billed approximately $370,000 in fees for professional services rendered to us for information technology services relating to financial information systems implementation for the year ended December 31, 2001.

All Other Fees

        The aggregate of fees billed by Arthur Andersen for services rendered to us, other than the services described above under "Audit Fees" and "Financial Information Systems Implementation Fees," for the year ended December 31, 2001 were approximately $399,000, including approximately $179,000 in connection with audit related fees for securities filings relating to our acquisition of VIA Wireless and approximately $220,000 in connection with tax services.

MISCELLANEOUS

Section 16 Beneficial Ownership Reporting Compliance

        Section 16 of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10 percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish us with copies of all Section 16 reports they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, we believe that all Section 16 filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were complied with during the year ended December 31, 2001.

Annual Report on Form 10-K

        We have mailed copies of our annual report with this proxy statement to holders of shares of our common stock as of the record date. We will provide without charge, to each holder of shares of common stock as of the record date, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2001 as filed with the Securities and Exchange Commission on the written request of any such holder addressed to Investor Relations at UbiquiTel Inc., One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428.

SHAREHOLDER PROPOSALS

        Under Securities and Exchange Commission rules, a shareholder who intends to present a proposal at the 2003 annual meeting of UbiquiTel shareholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the secretary of UbiquiTel, at the address referenced above, no later than December 31, 2002.

        Shareholders who do not wish to follow the Securities and Exchange Commission rules in proposing a matter for action at the 2003 annual meeting must notify UbiquiTel in writing of the information required by UbiquiTel's bylaws dealing with shareholder proposals. The notice must be delivered to UbiquiTel's secretary between February 14, 2003 and March 16, 2003. You can obtain a copy of UbiquiTel's bylaws by writing UbiquiTel's secretary at the address referenced above.

OTHER MATTERS

        As of the date of this proxy statement, our board of directors does not know of any other matters that will be presented for consideration at the annual meeting other than as described in this proxy statement.

ANNEX A

UbiquiTel Inc.
2002 Employee Stock Purchase Plan

        1.    Purpose.    The purpose of the Plan is to provide incentive for present and future employees of the Company and any Designated Subsidiary to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the Company's intention that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

        2.    Definitions.

          (a)    "Board" means the Board of Directors of the Company.

          (b)  "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

          (c)    "Committee" means the committee appointed by the Board to administer the Plan as described in Section 13 of the Plan or, if no such Committee is appointed, the Board.

          (d)  "Common Stock" means the Company's common stock, par value $.0005 per share.

          (e)    "Company" means UbiquiTel Inc., a Delaware corporation.

          (f)    "Compensation" means, with respect to each Participant for each pay period, the full base salary paid to such Participant by the Company or a Designated Subsidiary. "Compensation" does not include: (i) overtime, bonuses or commissions; (ii) any amounts contributed by the Company or a Designated Subsidiary to any pension plan; (iii) any automobile or relocation allowances (or reimbursement for any such expenses); (iv) any amounts paid as a starting bonus or finder's fee; (v) any amounts realized from the exercise of any stock options or incentive awards; (vi) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits; or (vii) other similar forms of extraordinary compensation.

          (g)    "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or the Designated Subsidiary that employs the Employee, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (h)  "Designated Subsidiaries" means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (i)    "Employee" means any person, including an Officer, whose customary employment with the Company or one of its Designated Subsidiaries is at least twenty (20) hours per week and more than five (5) months in any calendar year.

          (j)    "Entry Date" means the first day of each Offering Period.

          (k)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (l)    "Exercise Date" means the last Trading Day of each Offering Period.

          (m)  "Exercise Price" means the price per share of Common Stock offered in a given Offering Period determined as provided in Section 8.

          (n)  "Fair Market Value" means, with respect to a share of Common Stock, the Fair Market Value as determined under Section 7(b).

          (o)  "First Offering Date" means April 15, 2002, or if later, the date that the Company's Form S-8 has been filed with the Securities and Exchange Commission with respect to the Plan and has become effective.

          (p)  "Offering Date" means the first Trading Day of each Offering Period.

          (q)  "Offering Period" means (i) with respect to the first Offering Period, the period beginning on the First Offering Date and ending on June 30, 2002, and (ii) with respect to each Offering Period thereafter, and subject to adjustment as provided in Section 4, each subsequent calendar quarter beginning on July 1 and ending September 30, beginning on October 1 and ending on December 31, beginning on January 1 and ending on March 31, and beginning on April 1 and ending on June 30 thereafter until the Plan is terminated.

          (r)    "Officer" means a person who is an officer of the Company within the meaning of Section 16 under the Exchange Act and the rules and regulations promulgated thereunder.

          (s)    "Participant" means an Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 5 of the Plan.

          (t)    "Plan" shall mean this UbiquiTel Inc. 2002 Employee Stock Purchase Plan.

          (u)  "Plan Contributions" means, with respect to each Participant, the after-tax payroll deductions withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in Section 6 of the Plan and any other amounts contributed to the Plan for the Participant in accordance with the terms of the Plan.

          (v)    "Subsidiary" shall mean any corporation, domestic or foreign, of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, and that otherwise qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

          (w)  "Trading Day" shall mean a day on which the national stock exchanges and the Nasdaq system are open for trading.

        3.    Eligibility.

          (a)    Any individual who is an Employee as of the First Offering Date shall be eligible to become a Participant in the Plan as of the First Offering Date. Any individual who becomes an Employee after the First Offering Date shall be eligible to become a Participant as of any subsequent Entry Date under the Plan. An Employee's election to participate in the Plan shall be subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

          (b)  Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) to the extent that if, immediately after the grant, such Participant (or any other person whose stock would be attributed to such Participant pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries intended to qualify under Section 423 of the Code accrue at a rate which exceeds $25,000 of fair market value of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        4.    Offering Periods.    The Plan shall be implemented by a series of consecutive Offering Periods. The first Offering Period shall commence on the First Offering Date and end on June 30, 2002. Each Offering Period thereafter shall coincide with the calendar quarters beginning on July 1 and ending September 30, beginning on October 1 and ending on December 31, beginning on January 1 and ending on March 31, and beginning on April 1 and ending on June 30 thereafter until the Plan is terminated. In the event that the approval of the Company's shareholders is not obtained with respect to the Plan prior to the scheduled Exercise Date of the first Offering Period, the Committee may, in its sole discretion, extend the first Offering Period (and delay such Exercise Date) until the last day of the calendar quarter in which such shareholder approval is obtained with respect to the Plan; provided, that the first Offering Period may not exceed a total of twenty-seven (27) months. In the event the first Offering Period is extended under this Section 4, the second Offering Period shall begin on the first day of the calendar quarter immediately following the end of the first Offering Period. Additionally, the Committee shall have the power to extend the duration and/or the frequency of other Offering Periods with respect to future offerings if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

        5.    Election to Participate.

          (a)    An eligible Employee may elect to participate in the Plan commencing on any Entry Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company at least ten (10) business days prior to such Entry Date, unless a later time for filing the enrollment agreement is set by the Committee for all eligible Employees with respect to a given offering. If an individual becomes an eligible Employee on a date that is within ten (10) days of the next Entry Date, that Employee may elect to participate in the Plan as of that next Entry Date by completing and filing an enrollment agreement with the Company prior to such Entry Date. The enrollment agreement shall set forth the percentage of the Participant's Compensation that is to be withheld by payroll deduction pursuant to the Plan.

          (b)  Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions for a Participant shall commence on the first payroll following the Entry Date on which the Participant elects to participate in accordance with Section 5(a) and shall end on the last payroll in the Offering Period, unless sooner terminated by the Participant as provided in Section 11. However, in the case of Employees permitted to enroll in the Plan within ten (10) days of their Entry Date under Section 5(a), payroll deductions shall commence with the first payroll period beginning at least ten (10) business days after the date on which the Company receives the Participant's enrollment agreement.

          (c)    Unless a Participant elects otherwise prior to the Exercise Date of an Offering Period, such Participant shall be deemed to have (i) elected to participate in the immediately succeeding Offering Period (and, for purposes of such Offering Period such Participant's "Entry Date" shall be deemed to be the first day of such Offering Period) and (ii) authorized the same payroll deduction for such immediately succeeding Offering Period as was in effect for such Participant immediately prior to the commencement of such succeeding Offering Period.

        6.    Participant Contributions.

          (a)    All Participant contributions to the Plan shall be made only by payroll deductions. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant may authorize payroll deductions to be made on each payroll date during the portion of the Offering Period that he or she is a Participant in an amount not less than 1% and not more than 15% of the Participant's Compensation on each payroll date during the portion of the Offering Period that he or she is a Participant (or subsequent Offering Periods as provided in Section 5(c)). The amount of payroll deductions shall be a whole percentage (i.e., 1%, 2%, 3%, etc.) of the Participant's Compensation.

          (b)  A Participant may discontinue his or her participation in the Plan as provided in Section 11, or may decrease or increase the rate or amount of his or her payroll deductions during an Offering Period (within the limitations of Section 6(a) above) by completing and filing with the Company a new enrollment agreement authorizing a change in the rate or amount of payroll deductions; provided, that a Participant may not change the rate or amount of his or her payroll deductions more than once in any Offering Period. The change in rate or amount shall be effective with the first full payroll period commencing at least ten (10) business days after the date that the Company receives the new enrollment agreement.

          (c)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year are equal to the product of $25,000 multiplied by 85% for the calendar year. Payroll deductions shall recommence at the rate provided in the Participant's enrollment agreement at the beginning of the following Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 11.

          (d)  All Plan Contributions made for a Participant shall be credited to the Participant's bookkeeping account under the Plan. No interest shall accrue or be credited with respect to a Participant's Plan Contributions. All Plan Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.

        7.    Grant of Option.

          (a)    On a Participant's Entry Date, subject to the limitations set forth in Sections 3(b) and 12(a), the Participant shall be granted an option to purchase on the Exercise Date of the Offering Period in which such Entry Date occurs (at the Exercise Price determined as provided in Section 8 below) up to a number of shares of Common Stock determined by dividing such Participant's Plan Contributions accumulated prior to such Exercise Date and retained in the Participant's account as of such Exercise Date by the Exercise Price; provided, that the maximum number of shares an Employee may purchase during any Offering Period shall be three thousand (3,000) shares. The Fair Market Value of a share of Common Stock shall be determined as provided in Section 7(b).

          (b)  If there is a public market for the Common Stock, the Fair Market Value per share shall be either (i) the closing price of the Common Stock on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market System, (ii) if such price is not reported, the average of the bid and asked prices for the Common Stock on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by Nasdaq, or (iii) in the event the Common Stock is listed on a stock exchange, the closing price of the Common Stock on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal. If no such quotations are available for a date within a reasonable time prior to the valuation date or if there is no public market for the Common Stock, the value of the Common Stock shall be determined by the Board using any reasonable means.

        8.    Exercise Price.    The Exercise Price per share of Common Stock offered to each Participant in a given Offering Period shall be the lower of: (i) 85% of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) 85% of the Fair Market Value of a share of Common Stock on the Exercise Date.

        9.    Exercise of Options.    Unless a Participant withdraws from the Plan as provided in Section 11, the Participant's option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to such option shall be purchased for the Participant at the applicable Exercise Price with the accumulated Plan Contributions then credited to the Participant's account under the Plan. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by the Participant.

        10.    Delivery.    The Company shall hold, or instruct a custodian designated by the Committee to hold, the shares of Common Stock purchased by each Participant on each Exercise Date for the period of two years from such Exercise Date. After each such two-year period has expired, the Company shall arrange for the delivery to each Participant (or the Participant's beneficiary), as appropriate, or to a custodial account for the benefit of each Participant (or the Participant's beneficiary), as appropriate, of the shares of Common Stock purchased by each Participant, respectively. Any amount remaining to the credit of a Participant's account after the purchase of shares by such Participant on an Exercise Date, or which is insufficient to purchase a full share of Common Stock, shall be carried over to the next Offering Period if the Participant continues to participate in the Plan or, if the Participant does not continue to participate, shall be returned to the Participant.

        11.    Withdrawal; Termination of Employment.

          (a)    A Participant may withdraw from the Plan at any time by giving written notice to the Company. Beginning with the payroll period which is at least ten (10) business days from the date the Company receives notice of such withdrawal, all payroll deductions for the Participant shall cease. However, the Participant's option to purchase shares pursuant to the Plan automatically shall be terminated, and no further shares shall be purchased for the Participant's account. All of the Plan Contributions credited to the Participant's account and not yet invested in Common Stock will be paid to the Participant as soon as administratively practicable after receipt of the Participant's notice of withdrawal.

          (b)  A Participant who has withdrawn from the Plan (a "Former Participant") will not be permitted to elect to participate in the Plan again until the Entry Date which is at least twelve (12) calendar months from the date of the

  Former Participant's withdrawal from the Plan. The Former Participant must complete and file with the Company a new enrollment agreement specifying a payroll deduction election in accordance with Section 5(a) in order to once again become a Participant in the Plan.

          (c)    Upon termination of the Participant's Continuous Status as an Employee prior to any Exercise Date for any reason, including retirement or death, the Plan Contributions credited to the Participant's account and not yet invested in Common Stock will be returned to the Participant or, in the case of death, to the Participant's beneficiary as determined pursuant to Section 14, and the Participant's option to purchase shares under the Plan will automatically terminate.

        12.    Stock.

          (a)    The maximum number of shares of the Company's Common Stock that shall be made available for sale under the Plan shall be one million (1,000,000) shares, subject to adjustment as provided in Section 17. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purpose of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

          (b)  A Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

          (c)    Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as requested by the Participant.

        13.    Administration.

          (a)    The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The administration, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding upon all persons. The powers vested in the Committee by this Section 13 shall not preclude the Board from exercising any such power in lieu of the Committee.

          (b)  Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not "disinterested" as that term is used in Rule 16b-3.

        14.    Designation of Beneficiary.

          (a)    A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of the Participant's death subsequent to an Exercise Date on which the Participant's option hereunder is exercised but prior to delivery to the Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of the Participant's death prior to the exercise of the option.

          (b)  A Participant's beneficiary designation may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        15.    Transferability.

          (a)    Neither Plan Contributions credited to a Participant's account nor any rights to exercise any option or receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 14). Any attempted assignment, transfer, pledge or other distribution shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11.

          (b)  Shares of Common Stock held for a Participant's account may not be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 14) within the one-year period beginning on the Exercise Date on which the shares were purchased, other than pursuant to a Sale Transaction as defined in Section 17(b). Any attempted assignment, transfer, pledge or other distribution shall be without effect.

        16.    Participant Accounts.    Individual accounts will be maintained for each Participant in the Plan to account for the balance of his or her Plan Contributions and options issued and shares purchased under the Plan. Statements of account will be given to Participants quarterly in due course following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

        17.    Adjustments Upon Changes in Capitalization; Corporate Transactions.

          (a)    If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments shall be made in the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

          (b)  In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all of the Company's outstanding stock, all or substantially all of the Company's assets, or the merger of the Company with or into another corporation (each, a "Sale Transaction"), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a Sale Transaction, the Committee shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the exercise date for such Participant's option has been changed to the New Exercise Date and that such Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 11. For purposes of this Section 17(b), an option granted under the Plan shall be deemed to have been assumed if, following the Sale Transaction, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the Sale Transaction, the consideration (whether stock, cash or other securities or property) received in the Sale Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Sale Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, that if the consideration received in the Sale Transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by the holders of Common Stock in the Sale Transaction.

          (c)    In the event of a Sale Transaction, or for such other reason as the Committee may in its sole discretion deem it advisable, the Committee may permit Participants to change their payroll deduction elections notwithstanding the restriction contained in Section 6(b), and/or may distribute or direct its designated custodian to distribute all shares of Common Stock purchased by Participants under the Plan being held under Section 10. Additionally, the Committee may lift the one-year restriction on resale of shares of Common Stock contained in Section 15(b) hereof. The

  Committee shall give Participants reasonable notice in the event it determines to exercise the discretion described in this Section 17(c).

          (d)  In all cases, the Committee shall have sole discretion to exercise any of the powers and authority provided under this Section 17, and the Committee's actions hereunder shall be final and binding on all Participants; provided, that any power vested in the Committee hereunder also may be exercised by the Board in lieu of the Committee. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 17.

        18.    Amendment of the Plan.    The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided, that (i) no such amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant and (ii) the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation, the Company shall obtain shareholder approval of any such amendment.

        19.    Termination of the Plan.

        The Plan and all rights of Employees hereunder shall terminate on the earliest of:

            (a)    the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan;

            (b)  such date as is determined by the Board in its discretion; or

            (c)    the last Exercise Date immediately preceding the tenth (10th) anniversary of the Plan's effective date.

        In the event that the Plan terminates under circumstances described in Section 19(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis.

        20.    Foreign Jurisdictions.    The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules or procedures regarding the handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. The Committee also may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designated to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 12(a), but unless otherwise superseded by the terms of such sub-plan, the terms of this Plan shall govern the operation of such sub-plan.

        21.    Notices.    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        22.    Effective Date.    The Plan having been adopted by the Board on March 13, 2002, the Plan shall become effective on the First Offering Date. The Board shall submit the Plan to the shareholders of the Company for approval by no later than March 13, 2003.

        23.    Conditions Upon Issuance of Shares.

          (a)    The Plan, the grant and exercise of options to purchase shares under the Plan, and the Company's obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed.

          (b)  The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

        24.    Expenses of the Plan.    All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company. Additionally, a Participant shall be responsible for any costs associated with the Participant's resale of shares of Common Stock purchased under the Plan.

        25.    No Employment Rights.    The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

        26.    Applicable Law.    The laws of the State of Delaware shall govern all matters relating to this Plan except to the extent (if any) superseded by the laws of the United States.

        27.    Additional Restrictions of Rule 16b-3.    The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

FORM OF PROXY

UBIQUITEL INC.
PROXY FOR 2002 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
May 30, 2002

        The undersigned shareholder(s) of UbiquiTel Inc., a Delaware corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Donald A. Harris, Dean E. Russell, James J. Volk and Patricia E. Knese, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2002 Annual Meeting of Shareholders of the Company to be held on May 30, 2002, at 9:00 a.m., local time, at the Philadelphia Marriott West Hotel, 111 Crawford Avenue, West Conshohocken, Pennsylvania, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1.	Election of the following nominees as Class II directors, each for a three-year term ending in 2005: Matthew J. Boos and Eve M. Trkla.
☐		FOR the nominees (except as marked below)	☐	WITHHELD for all nominees
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

2.	Approval of the Company's 2002 Employee Stock Purchase Plan.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	To transact any other business as may properly be brought before the Annual Meeting.

        This proxy will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND "FOR" PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

        Receipt of the Notice of 2002 Annual Meeting of Shareholders and accompanying Proxy Statement, together with the Annual Report is hereby acknowledged.

IMPORTANT—PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

        NOTE: Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

Signature(s)	Date	, 2002

Signature(s)	Date	, 2002

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TABLE OF CONTENTS
ABOUT THE MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS
ELECTION OF CLASS II DIRECTORS
OUR BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
UBIQUITEL 'S 2002 EMPLOYEE STOCK PURCHASE PLAN
RELATIONSHIP WITH INDEPENDENT AUDITORS
FEES PAID TO OUR INDEPENDENT AUDITORS
MISCELLANEOUS
SHAREHOLDER PROPOSALS
OTHER MATTERS
UbiquiTel Inc. 2002 Employee Stock Purchase Plan